EXHIBIT 99.1

Tekmira Provides Update on TKM-Ebola Phase I Clinical Hold

All Other Clinical Development Programs On Track

VANCOUVER, British Columbia, July 21, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, today announced an update on the TKM-Ebola Phase I clinical hold. The Company has received the clinical hold letter from the U.S. Food and Drug Administration (FDA) and is preparing a Complete Response to the Agency. The Company anticipates this matter will be resolved by Q4, 2014.

Tekmira's other clinical development programs are unaffected by the TKM-Ebola clinical hold and all remain on track. The key milestones for these programs in the second half of 2014 are:

  Presentation of TKM-HBV Pre-Clinical data
  Filing IND (or equivalent) for TKM-HBV
  Interim Phase IIa TKM-PLK1 data
  Nomination of the next product development candidate

The clinical hold letter confirms that the FDA is seeking data to elucidate the mechanism of potential cytokine release and a modification to the protocol for the multiple ascending dose portion of the trial to ensure the safety of healthy volunteers.

"It is important to highlight that the study protocol for the TKM-Ebola Phase I trial called for an interim review of the data from the single ascending dose portion of the trial before proceeding to the multiple ascending dose portion of the study. I wish to emphasize this trial is unique. It represents the first RNAi study involving the daily treatment of healthy volunteers, without steroid pre-medication or any other type of pre-medication, and with multiple ascending doses," said Dr. Mark Murray, President and CEO of Tekmira Pharmaceuticals. "Furthermore, the multiple ascending dose portion of the study, as originally proposed, reflects the intense dosing regimen that would be used in patients lethally infected with Ebola virus."

On May 21, 2014, the Company disclosed the results of the single ascending dose portion of the study which demonstrated the administration of TKM-Ebola in the absence of any steroid-containing pre-medication was well-tolerated at a dose level of 0.3 mg/kg, determined to be the maximum tolerated dose in the absence of steroid cover. At that time, Dr. Murray said, "These (TKM-Ebola Phase I) results are significant as they establish the safety of 'third generation' LNP formulations and confirm that dosing at efficacious levels may be accomplished without the need for pre-medication."

The Company is assembling the data requested by the FDA and shares its commitment to patient safety. Dr. Murray added, "The mechanism for cytokine release is understood and we will be modifying our study protocol to further ensure subject safety. Our team is working expediently to respond to the FDA. We are mindful of the need for this important therapeutic in situations such as the ongoing Ebola outbreak in West Africa. However, TKM-Ebola is currently an unapproved agent and the regulatory framework to support its use in Africa has not been established at this time."

The Company will provide a full business update at the upcoming earnings release on August 13, 2014.

About the TKM- Ebola Phase I Clinical Trial

The TKM-Ebola Phase I clinical trial is a randomized, single-blind, placebo-controlled study and involves single ascending doses and multiple ascending doses of TKM-Ebola. The study is assessing the safety, tolerability and pharmacokinetics of administering TKM-Ebola to healthy adult volunteers without administering any steroid pre-medications.

About TKM-Ebola, an Anti-Ebola Virus RNAi Therapeutic

TKM-Ebola, an anti-Ebola virus RNAi therapeutic, is being developed under a $140 million contract with the U.S. Department of Defense's Medical Countermeasure Systems BioDefense Therapeutics (MCS-BDTX) Joint Product Management Office. Earlier preclinical studies were published in the medical journal The Lancet and demonstrated that when siRNA targeting the Ebola virus and delivered by Tekmira's LNP technology were used to treat previously infected non-human primates, the result was 100 percent protection from an otherwise lethal dose of Zaire Ebola virus (Geisbert et al., The Lancet, Vol 375, May 29, 2010). In March 2014, Tekmira was granted a Fast Track designation from the U.S. Food and Drug Administration for the development of TKM-Ebola.

About Joint Project Manager Medical Countermeasure Systems (JPM-MCS)

This work is being conducted under contract with the U.S. Department of Defense Joint Project Manager Medical Countermeasure Systems (JPM-MCS). JPM-MCS, a component of the Joint Program Executive Office for Chemical and Biological Defense, aims to provide U.S. military forces and the nation with safe, effective, and innovative medical solutions to counter chemical, biological, radiological, and nuclear threats. JPM-MCS facilitates the advanced development and acquisition of medical countermeasures and systems to enhance biodefense response capability. For more information, visit www.jpeocbd.osd.mil.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical partners. Tekmira has been working in the field of nucleic acid delivery for over a decade and has broad intellectual property covering LNPs. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, B.C. Canada.

Forward-Looking Statements and Information

This news release contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements about Tekmira's strategy, future operations, clinical trials, prospects and the plans of management; the clinical hold on the TKM-Ebola Phase I study by the FDA; Tekmira's preparation and anticipated response to the FDA; the anticipated timeframe to resolve the clinical hold by the fourth quarter; anticipated milestones for Tekmira's other clinical development programs in the second half of 2014, including presentation of TKM-HBV pre-clinical data, filing an IND (or equivalent) for TKM-HBV by year end, interim Phase IIa TKM-PLK-1 data, and nomination of the next product development candidate; and a full business update at the upcoming earnings release on August 13, 2014.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things, the resumption and completion of the TKM-Ebola Phase I trial and the ongoing progress of Tekmira's other clinical development programs. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Tekmira may not be able to complete a response to the FDA for the TKM-Ebola Phase I trial in a timely manner; the FDA may not remove the clinical hold on the TKM-Ebola Phase I trial in the timeframe currently anticipated, and the TKM-Ebola Phase I trial may not resume or complete as currently anticipated, or at all; Tekmira's other clinical development programs may not meet expected milestones in the timeframe currently anticipated, or at all; a full business update may not be provided in the upcoming earnings release; Tekmira's products may not prove to be effective or as potent as currently believed; the FDA may refuse to approve Tekmira's products, or place restrictions on Tekmira's ability to commercialize its products; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; and Tekmira may not receive the necessary regulatory approvals for the clinical development of Tekmira's products.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com or www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Alan Bayless
         Longview Communications Inc.
         Phone: 604-694-6035
         Email: abayless@longviewcomms.ca